LEASE


                                       BY


                    WAKEFIELD READY MIXED CONCRETE CO., INC.


                                       TO


                            FOCUS ENHANCEMENTS, INC.

                             Dated: December 1, 1998

                                TABLE OF CONTENTS


                                                                            Page

1. IDENTIFICATIONS..........................................................  1

3. THE BUILDING AND COMMON AREAS............................................  1

4. TENANT IMPROVEMENTS......................................................  2

5. TERM.....................................................................  3

6. USE OF THE PREMISES; LICENSES AND PERMITS................................  3

7. BASIC RENT; ADDITIONAL RENT..............................................  3

8. TAXES....................................................................  6

9. INSURANCE; WAIVERS OF SUBROGATION........................................  8

10. UTILITIES...............................................................  9

11. REPAIRS AND MAINTENANCE................................................. 10

12. COMPLIANCE WITH LAWS AND REGULATIONS.................................... 10

13. ALTERATIONS BY TENANT; SIGNAGE.......................................... 11

14. LANDLORD'S ACCESS....................................................... 11

15. INDEMNITIES............................................................. 12

16. CASUALTY DAMAGE......................................................... 12

17. CONDEMNATION............................................................ 13

18. LANDLORD'S COVENANT OF QUIET ENJOYMENT.................................. 14

19. TENANT'S OBLIGATION TO QUIT; HOLDOVER................................... 14

20. TRANSFERS OF TENANT'S INTEREST.......................................... 15

21. TRANSFERS OF LANDLORD'S INTEREST........................................ 16

22. MORTGAGEES' RIGHTS...................................................... 16

23. TENANT'S DEFAULT; LANDLORD'S REMEDIES................................... 17

24. REMEDIES CUMULATIVE; WAIVERS............................................ 18

25. BROKER.................................................................. 18

26. NOTICES................................................................. 19

27. ESTOPPEL CERTIFICATE.................................................... 19

28. BIND AND INURE; LIMITED LIABILITY OF LANDLORD........................... 19

29. CAPTIONS................................................................ 20

30. INTEGRATION............................................................. 20

31. SEVERABILITY; CHOICE OF LAW............................................. 20

32. ENFORCEMENT OF RIGHTS................................................... 20

33. TENANT COVENANT AGAINST HAZARDOUS MATERIALS............................. 20

34. RECORDING............................................................... 21

35. [SECURITY DEPOSIT] TO BE DETERMINED..................................... 21

36. OPTION TO EXTEND........................................................ 22

                                     LEASE


1.       Identifications

         This Lease is made as of December 1, 1998, by and between WAKEFIELD READY MIXED CONCRETE CO., INC., a Massachusetts corporation, having an address at One New Salem Street, P. 0. Box 540, Wakefield, Massachusetts 01880 ("Landlord") and FOCUS ENHANCEMENTS, INC., a Delaware corporation, having an address at 142 North Road, Sudbury, Massachusetts 01776 ("Tenant").

2.       The Premises: Parking

         In consideration of the Basic Rent, Additional Rent, and other payments and covenants of Tenant hereinafter set forth, and upon the following terms and conditions, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 22,725 rentable square feet of floor space (measured by BOMA/ANSI Standards), located as shown on the floor plan attached hereto as Exhibit A-1 (the "Premises"), in a certain building (the "Building"), which has been constructed by Landlord, on a certain parcel of land containing approximately 18.6 acres located at 600 Research Drive, Wilmington, Massachusetts (the "Property"), said land is more particularly described in Exhibit A hereto. The Premises are leased together with rights, in common with Landlord and all others (including any other tenant or tenants of the Building or the Property) claiming under Landlord or otherwise from time to time lawfully entitled thereto, to use the Common Areas, as hereinafter defined, for their intended purposes. Tenant shall have access free of charge to a minimum of three
(3) unassigned parking spaces per one thousand (1,000) rentable square feet of floor space provided that Landlord shall designate four (4) of such parking spaces in the vicinity of the main entrance to the leased premises at "FOCUS RESERVED" and Landlord shall also designate three (3) of such parking spaces in the vicinity of the main entrance for the use of Tenant's visitors. Landlord shall have no responsibility, however, to enforc said parking restrictions.

3.       The Building and Common Areas

         The Building is a single story brick and glass structure containing approximately 100,256 rentable square feet of floor space.

         The Common Areas shall consist of (i) the common entrance area(s) and all other such common areas of the Building and (ii) the driveways, walkways, parking areas and other common areas of the Property. Landlord reserves the right to alter the Common Areas from time to time during the Term (as hereinafter defined) provided that no alteration shall (i) reduce the minimum number of Tenant's parking spaces specified in Section 2 above, or (ii) materially alter the Premises as improved by the Tenant Improvements (as hereinafter defined), without written consent of Tenant).

4.       Tenant Improvements

         On the Commencement Date, Landlord shall deliver the Premises to Tenant in accordance with the plans and specifications attached hereto as Exhibit B ("Tenant Improvements"). Landlord shall cause the Tenant Improvements to be completed as soon as practicable but in no event later than February 1, 1999, in
(i) a good and workmanlike manner, (ii)<-1- 95>in accordance with the plans and specifications for Tenant Improvements, (iii) using first-class materials, (iv) with no negligence or defects in the design, materials or workmanship, (v) free and clear of mechanics' liens, and (vi) except as otherwise permitted under variances or other deviations duly obtained, in compliance with all applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction.

         The Tenant's Improvements shall be deemed to be complete when (i) the Premises are in clean condition, free of all debris, rubbish and building materials; (ii) a temporary or permanent certificate of occupancy has been issued for the Premises by the appropriate governmental authority; and (iii) all other governmental approvals for occupancy of the Premises have been obtained.

         For twelve (12) months after the date the Premises are completed, Landlord shall promptly remedy any defect of materials or workmanship in or affecting the Tenant Improvements, if reasonably practicable, within ten (10) business days of when Tenant gives notice of such defect to Landlord within twelve (12) months after the date the Premises are completed. Tenant shall receive the benefit of any Construction Warranties obtained by Landlord with respect to areas of the Premises or Tenant Improvements to be maintained and repaired by Tenant hereunder. Otherwise, any warranty made by any person in connection with the construction of the Premises and Tenant Improvements or as to any materials, equipment of other items contained and incorporated herein shall inure to the benefit of and be deemed to have been made to Landlord, copies of which shall be delivered to Tenant. Landlord shall (i) assign to Tenant all warranties, causes of action or claims, whether in contract or in tort, that Landlord has with respect to the portions of the Premises to be maintained by Tenant hereunder; and (ii) assign to Tenant all permits and governmental approvals issued to Landlord for portions of the Premises to be maintained or repaired by Tenant. Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which relate to or affect the Premises or Tenant Improvements (the "Construction Warranties") and shall cooperate with Tenant in enforcing the Construction Warranties and (to the extent Landlord has the right to do so) in bringing any suit that may be necessary to enforce the rights of Landlord and Tenant thereunder.

         Tenant and Tenant's representatives may enter the Premises commencing upon execution of this Lease in order to (i) inspect the status of construction, and (ii) install trade fixtures, data and telecommunications equipment and other necessary equipment in the Premises provided such installation does not interfere with Landlord's installation of the Tenant Improvements, and such entry shall be subject to all of the terms and conditions of this Lease, except that such entry shall not be deemed to commence Tenant's obligation to pay Basic Rent or Additional Rent due hereunder prior to the date on which the same is to commence as hereinafter provided, unless Tenant commences to use the Premises for Tenant's normal business activities therein.

         Landlord acknowledges and agrees that Tenant shall have the right to install an electricity generator at Tenant's expense in a mutually agreeable location on or near the Premises provided that Tenant shall have first obtained any permits or approvals required by law in connection therewith.

5.       Term

         The term of this Lease (the "Term") shall commence on February 1, 1999, or such earlier date agreed to by the parties if completion of the Tenant's Improvements in accordance with Section 4 above has occurred (the "Term Commencement Date") and shall expire, unless earlier terminated in accordance with the terms hereof, at 5:00 p.m. on the last day of the month which is two
(2) months after the fifth anniversary of the Term Commencement Date. Each calendar year or portion thereof following the Term Commencement Date shall be defined as a "Lease Year."

6.       Use of the Premises; Licenses and Permits

         Tenant shall use the Premises only for general office, engineering, research and development, purchasing, light packaging, warehousing and distribution purposes, to the extent now and hereafter from time to time permitted under applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction. Tenant, any permitted subtenants, licensees, invitees and any other users of the Premises shall apply in their own names for and obtain at their own expense any and all licenses, permits and other approvals which may be required from governmental bodies in connection with any particular use of the Premises during the Term.

7.       Basic Rent; Additional Rent

a.Basic Rent. Tenant shall, beginning on the Rent Commencement Date (as defined later herein) and throughout the remaining Term, pay basic rent ("Basic Rent") to Landlord annually in the amount of $196,571.25 ($8.65 per rentable square foot) during the first two years of the Term, in the amount of $202,252.50 ($
8.90 per rentable square foot) during the third year of the Term and in the amount of $207,933.75 ($9.15 per rentable square foot) during the fourth and fifth years of the Term. Beginning on April 1, 1999 ("Rent Commencement Date"), Basic Rent shall be payable in advance on the first day of each month in equal monthly installments of $16,380.94 during the first two years of the Term, $16,854.37 during the third year of the Term and $17,327.81 during the last two years of the Term, in each case to Landlord at the address set forth above or such other address as Landlord may hereafter specify by 30 days prior written notice to Tenant, without counterclaim, set off, deduction or defense except a otherwise herein expressly stated.

         Notwithstanding the commencement date of this Lease, Tenant may occupy the Premises upon full completion of the Tenant Improvements and production of all required insurance certificates without obligation for the payment of Base Rent until the Rent Commencement Date.

All other terms, covenants and conditions of this Lease shall apply during any such rent free period.

         (b) Additional Rent. This Lease is intended by the parties hereto to be a so-called "net" lease, to the end that the Basic Rent shall be received by Landlord net of all costs and expenses related to the Premises as set forth in this Lease, and net of Tenant's Share, as hereinafter defined, of all Common Expenses. The same shall be paid to Landlord upon demand as additional rent (sometimes referred to as "Additional Rent") in the same manner as Basic Rent. Tenant's Share is 22.67% (being the ratio of the rentable square footage of the Premises to the rentable square footage of the Building).

         Tenant shall also pay as Additional Rent, promptly upon being billed therefor by Landlord, any and all charges, costs, expenses, and obligations of every kind and nature whatever as Landlord may from time to time actually incur in good faith with regard to the Premises or the operation or maintenance thereof, except as otherwise expressly agreed in this Lease, including, without limiting the generality of the foregoing, reasonable attorneys' fees incurred by Landlord in connection with any amendments to, consents under and subleases and assignments of this Lease requested by Tenant, other than subleases or assignments pursuant to Paragraph 20(b) hereof and, following a Default of Tenant, in connection with the enforcement of rights and pursuit of the remedies of Landlord under this Lease (whether during or after the expiration or termination of the Term).

         (c) "Common Expenses" shall mean any and all charges, costs and expenses of every kind and nature whatever, which Landlord may from time to time incur and the value, based on competitive rates, of any materials and services which Landlord may reasonably provide in good faith with respect to the ownership, operation and maintenance of the Building and the Property, including, without limitation, any and all costs and expenses incurred by Landlord in connection with: (i) making customary and reasonable repairs to and undertaking maintenance of the Building (including fire protection sprinkler systems) or the Property, including interior alterations to the Common Areas of the Building; (ii) providing utilities, including heat to the Common Areas of the Building; (iii) providing watering, landscaping and lawn care for the Property; (iv) sanding, plowing and removal of snow and ice from the driveways, walkways and parking areas; (v)<-1- 95>lighting for the Property; (vi) maintaining the insuranc required to be maintained by Landlord pursuant to Paragraph 8 hereof and (vii) the reasonable annual amortized portion of any capital replacement cost except to the extent excluded under Subparagraph (d) below. Landlord's responsibilities for watering, landscaping, lawn care and for snow removal as provided for herein above shall be completed in a good and workmanlike manner to maintain a professional appearance. Snow removal shall include maintaining parking areas and the driveway serving the building in usable condition for vehicles and pedestrians during snow conditions. Landlord shall use commercially reasonable efforts to cause. Snow removal shall be completed by 7:30 A.M. on all non-holiday weekdays. Without limiting the foregoing, Landlord agrees to seed all bare areas in front of the leased premises.

         (d) Exclusions. The following shall not constitute Common Expenses for the purposes of this Lease; (i) legal fees, brokerage commissions, advertising costs and other related expenses incurred in connection with the leasing or ownership of the Building; (ii) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or Common Areas or to comply with any requirements of any governmental authority in effect as of the effective date of this Lease;
(ii) costs defined by generally accepted accounting principals as capital costs for repairs and replacements to the structure of the Building, including the structural steel footings, exterior walls, roof deck, main sprinkler line, roof membrane, all underground or under slab utilities; (iv) damage and repairs attributable to condemnation, fire or other casualty; (v) damage and repairs covered under any warranty or insurance policy carried by Landlord in connection with the Building or Property; (vi) damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (vii) executive salaries of Landlord; (viii) salaries of service personnel to the extent that such service personnel perform services not solely in connection with the management, operation, repair or maintenance of the Building or Common Areas; (ix) Landlord's general overhead expenses not related to the Building; (x) payments of principal or interest on any mortgage or other encumbrance including ground lease payments and points, commissions and legal fees associated with financing; (xi) depreciation; (xii) legal fees, accountants' fees and other expenses incurred in connection with disputes with Tenant or other tenants or occupants of the Building or associated the enforcement of any leases or defense of Landlord's title to or interest in the Building or any part thereof; (xiii) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants or vacant space in the Building; (xiv) costs incurred due to violation by Landlord or any other tenant in the Building of the terms and conditions of any lease; (xv) the cost of any service provided to Tenant or other occupants of the Building for which Landlord is entitled to be reimbursed; (xiv)<-1- 95>charitable or political contribution; (xvii) any cos or expense related to the testing for removal, transportation or storage or Hazardous Materials (as defined in Paragraph 33 of this Lease) from the Property, Building or Premises; (xviii) interest, penalties or other costs arising out of Landlord's failure to make timely payments of its obligations; (xix) costs incurred in connection with any portion of the Building which is used for parking and for which parking fees are charged; (xx) property management fees of any property management firm in excess of three percent (3%) of the gross revenues of the Building; and (xxi) costs incurred in advertising and promotional activities for the Building.

         (e) Limitations on Collection. Landlord shall not collect in excess of one hundred percent (100%) of Common Expenses, or any item of cost more than once, nor shall Landlord collect more than Tenant's Share of the Common Expenses from Tenant. Any Common Expenses charged Landlord by any of its affiliates for goods or services provided to the Building shall not exceed the prevailing cost thereof that would be charged to Landlord by non-affiliated parties in arm's length transactions. All Common Expenses shall be directly attributable to the operations, maintenance, management and repair of the Property and Building and shall be determined in accordance with generally accepted accounting principles and practices, consistently applied.

         (f) Periodic Payment. Tenant shall, upon receipt of written notice from Landlord, prepay to Landlord monthly as Additional Rent, in the same manner as Basic Rent, one twelfth (1/12) of the total of all such amounts as Landlord may from time to time reasonably estimate will be payable annually by Tenant under this Paragraph 7, which prepayments shall be applied, without interest, to such amounts as actually become payable.

         Within ninety (90) days after the close of each Lease Year, Landlord shall deliver to Tenant a written statement of Tenant's Share of the Common Expenses for such Lease Year prepared by Landlord from Landlord's books and records, in reasonable detail, and computed in accordance with general accounting principles consistently applied. If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such calendar year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Any such deficiency payable by Tenant shall be considered Additional Rent for purposes of this Lease.

         (g) Audit. Landlord shall keep for a period of at least twelve (12) months after the expiration of each calendar year, full and accurate books, records and supporting documents in connection with Landlord's annual statement of Common Expenses. Tenant shall have the right to challenge the accuracy of any Common Expenses, and, if Tenant challenges any Common Expenses, Landlord shall make Landlord's books and supporting documents available to Tenant and Tenant may inspect the same. The Commo Expenses shall be appropriately adjusted on the basis of such audit. Landlord's current estimate is that Tenant's Share of Common Expenses, Taxes (Paragraph 8) and Utilities (Paragraph 10) during the first 12 months of the Term should not exceed $39,768.75. If Tenant discovers that Landlord has overstated any Common Expenses and/or Additional Rent payable under this Agreement, Landlord shall promptly refund the overstated amount, with interest at the rate of one (1) percent per month and if such overstated amount is more than 115% of Tenant's Share of Common Expenses, Landlord shall pay Tenant the reasonable costs of Tenant's audit.

         (h) Interest on Late Payment. If any payment of Basic Rent or Additional Rent is not paid to Landlord within any applicable grace period, then at Landlord's option, without notice and in addition to all other remedies hereunder, Tenant shall pay upon demand to Landlord as Additional Rent, interest thereon at an annual rate of ten percent (10%), to be computed from the date such Basic Rent or Additional Rent was originally due through the date when paid in full. Notwithstanding the foregoing, such interest shall not be imposed if Tenant shall make payment within 10 days after written notice from Landlord that such payment has not been timely received provided, however, that in no event shall Landlord be obligated to give more than two such notices in any 12 month period prior to assessing such interest against Tenant.

8.       Taxes

         Tenant shall pay or cause to be paid to Landlord throughout the Term (or, where appropriate, directly to the authority by which the same are assessed or imposed, with evidence of such payment to Landlord) as Additional Rent not later than ten (10) days prior to the date the same are due or twenty (20) days after receipt of written notice thereof to Tenant, whichever is later, all taxes and excises upon the personal property and equipment of Tenant located at the

Premises or the Property and the Tenant Share of the Taxes (as hereinafter defined) and the entire amount of any interest, penalties and costs attributable to delayed payment thereof where such delay is the fault of Tenant. "Taxes" shall mean any and all real estate taxes, betterment and special assessments (provided that Landlord shall elect to pay any such betterment and special assessments over the longest period permitted by applicable law) or amounts in lieu or in the nature thereof and any other taxes, levies, water rents, sewer us charges and other excises, franchises, imposts and charges, general and special of whatever name and nature, and whether or not now within the contemplation of the parties hereto, which may now or hereafter be levied, assessed or imposed by The Commonwealth of Massachusetts, the Town of Wilmington or any other non-federal authority, or become a lien, upon all or any part of the Property, the Building, the Premises, the use or occupation thereof, or upon Landlord and Tenant in respect thereof, or upon the basis of rentals thereof or therefrom, or upon the estate hereby created or upon Landlord by reason of ownership of the reversion.

         Notwithstanding the foregoing, none of the following shall constitute taxes for the purposes of this Lease, and nothing contained herein shall be deemed to require Tenant to pay any of the following: (i) any state, local, federal, personal or corporate income tax measured by the income of Landlord;
(ii) any estate, inheritance taxes, or gross rental receipts tax; (iii) any franchise, succession or transfer taxes; (iv) interest on taxes or penalties resulting from Landlord's failure to pay taxes; (v) any increases in taxes attributable to additional improvements to the Building unless such improvements are constructed for Tenant's sole benefit; (vi) real estate taxes resulting from overstandard improvements made by other tenants and (vii) any taxes which are essentially payments to a governmental agency for the right to make improvements to the Building or surrounding area; provided, however, that if some method or type of taxation shall replace the current method of assessment of real estate taxe in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord ("New Taxing Method"), Tenant agrees that such taxes or other charges shall be deemed to be, and shall be, Taxes hereunder and Tenant shall pay an equitable share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions. In the event of a New Taxing Method which measures income to Landlord, Tenant shall have no liability with respect thereto unless such tax treats income derived from real property differently from income derived from other sources, and Tenant's share thereof shall be calculated as if the Property were the only property of Landlord subject to such tax.

         Tenant shall, upon receipt of written notice from Landlord, prepay to Landlord monthly as Additional Rent, in the same manner as Basic Rent, one-twelfth (1/12) of the total of all such amounts as Landlord may from time to time reasonably estimate will be payable annually by Tenant under this Paragraph 8, which prepayments shall be applied without interest to such amounts as actually become payable. As soon as any such amounts so payable are actually determined, Landlord shall deliver to tenant a written statement thereof, which shall include copies of the tax bills. Appropriate adjustments of any overpayment and underpayment shall be made within thirty (30) days after delivery of the statement.

         Subject to the rights of any Mortgagees, if Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any tax year, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (together with Tenant's share of any interest actually received by Landlord in connection with such abatement) multiplied by Tenant's share; provided, that in no event, shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such tax year pursuant to this paragraph. If a Default of Tenant exists, then while such Default of Tenant remains outstanding, Landlord may retain Tenant's share of such refund or reimbursement as security towards the cure thereof.

9.       Insurance; Waivers of Subrogation

         Tenant shall, at its own cost and expense, obtain and throughout the Term shall maintain, with companies qualified to do business in Massachusetts and reasonably acceptable to Landlord, commercial general liability insurance (with broad form contractual liability) under which Tenant is named insured and Landlord (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) are listed as additional insured as their respective interests may appear, and insuring on an occurrence basis against claims for bodily injury, death or property damage occurring to, upon or about the Premises in limits of $2,000,000 per occurrence /$4,000,000 aggregate (combined single limit) for bodily injury or death and property damage and insurance covering contents of, and personal property and trade fixtures located in, the Premises. Notwithstanding the foregoing, the risk of loss to all contents of, and personal property and trade fixtures located in, the Premises is upon Tenant, and Landlord shall have no liability with respect thereto unless such loss is due to the negligence or willful misconduct of Landlord. The above commercial general liability insurance policy shall be non-cancelable and non-amenable with respect to Landlord and Landlord's said designees without thirty (30) days prior written notice. Tenant shall provide Landlord with certificates of insurance evidencing the foregoing (but in limits of $1,000,000 per occurrence/$3,000,000 aggregate) and thereafter from time to time at Landlord's request together with reasonable evidence of umbrella coverage which increases the limits to $2,000,000 per occurrence/$4,000,000 aggregate. Landlord acknowledges that Tenant has provided a copy of Tenant's current policy and agrees that such policy satisfies Landlord's insurance requirements.

         Nothing in this Paragraph 9 shall prevent Tenant from carrying any of the insurance required of Tenant hereunder in the form of a blanket and/or umbrella insurance policy or policies which cover other properties owned or operated by Tenant in addition to the Premises.

         Landlord shall obtain and throughout the Term shall maintain, with companies qualified to do business in Massachusetts and reasonably acceptable to Tenant and any Mortgagees, for the benefit as named insured of Landlord and any Mortgagees as their respective interests may appear, with losses first payable to such Mortgagees under a standard mortgagee endorsement: (i) insurance against lost rentals from the Building for a period of one year; (ii) so-called "casualty" insurance against loss or damage to the Building and the Tenant
Improvements such as may result from fire and such other casualties as are normally covered by an "extended coverage"
endorsement, such casualty insurance to be in an amount equal to the replacement cost of the Building; (iii) boiler and machinery insurance on any Building steam boilers, pressure vessels and pressure piping and miscellaneous electrical apparatus, engines, pumps, and compressors, fans and blowers, with so-called "standard blanket coverage" (15 HP and over); and (iv) a policy of commercial general liability insurance having a combined single limit for bodily injury and property damage of not less than One and One-Half Million Dollars ($1,500,000.00) per occurrence and general aggregate insurance in an amount of not less than Two Million Dollars. The policy shall provide coverage for blanket contractual liability (except for the negligence or willful misconduct of the non-insured party), premises and personal injury coverage, together with a cross-liability severability of interest provision. In the case of commercial general liability insurance, the policy shall also provide for aggregate coverage at each location and for reinstatement of the aggregate in the event the limits of the policy are exhausted. Insurance required hereunder shall be written by companies licensed to do business in the state in which the Premises are located and have a General Policyholder's rating of at least A8 as set forth in the most current issue of Best's Insurance Guide.

         Landlord and Tenant each hereby release the other from any liability for any loss or damage to the Building, the Premises or other property and for injury to or death of persons occurring on the Property or in the Building or the Premises or in any manner growing out of or connected with Tenant's use and occupation of the Premises, the Building or the Property or the condition thereof, whether or not caused by the negligence or other fault of Landlord, Tenant or their respective agents, employees subtenants, licensees, invitees or assignees; provided, however, that this release (i) shall apply notwithstanding the indemnities set forth in Paragraph 15, but only to the extent that such loss or damage to the Building or other property or injury to or death of persons is covered (or required by this Lease to be covered) by insurance which protects Landlord or Tenant or both of them as the case may be; (ii) shall not be construed to impose any other or greater liability upon either Landlord or Tenant then would have existed in the absence hereof; and (iii) shall be in effect only to the extent and so long as the applicable insurance policies waive subrogation and provide that this release shall not affect the right of the insured to recover under such policies, which clauses shall be obtained by the parties hereto whenever available. If waivers of subrogation are not obtainable under a party's policies or are obtainable only at an additional cost, said party shall notify the other party which, if it desires to have the waiver of subrogation, shall pay said additional cost.

10.      Utilities

         Landlord shall, at Landlord's expense, install separate meters to measure gas, water, and electricity consumption by the Tenant, in which event Tenant shall be billed for such water and sewer use charges imposed in respect of the usage indicated by such meter and Tenant shall, at its own cost and expense, arrange and pay for such utilities provided to the Premises during the Term, including, without limitation, electricity (including electricity for air conditioning), gas, water, telephone service, security and fire protection, cleaning and trash removal.

11.      Repairs and Maintenance

         (a) Tenant's Obligation. Except as provided in Subparagraph 11(b) below, during the Term, Tenant, at its own cost and expense, shall: (i) maintain and make all necessary repairs to the electrical, mechanical, heating, ventilating and air conditioning, plumbing and other systems inside the Premises (other than those repairs for which Landlord is responsible as provided elsewhere in this Lease, e.g., Paragraph 4) and shall maintain a service contract with respect to the heating, ventilating and air conditioning system with a company or companies reasonably acceptable to Landlord in connection therewith; (ii) subject to Paragraph 9, make any repairs to the Building and the Property necessitated by the acts or negligence of Tenant or its agents, employees or invitees; (iii) obtain and maintain a service contract for dumpster service and janitorial services within the Premises with a company or companies reasonably acceptable to Landlord, and (iv) make all interior non-structural repairs, replacements and renewals necessary to keep the Premises in as good condition, order and repair as the same are at the Commencement of the Term or thereafter may be put, reasonable wear and use and damage by fire or other casualty only excepted (it being understood, however, that the foregoing exception for reasonable wear and use shall not relieve Tenant from the obligation to keep the Premises in good order, repair and condition, free from accumulation of dirt, rubbish and other debris. Landlord agrees to provide a suitable location for the dumpster adjacent to or within a reasonable distance from a rear egress of the Premises.

         (b) Landlord's Obligations. From and after the Commencement of and during the Term Landlord shall make all repairs, replacements and renewals necessary: (i) to keep in good and sound condition the structure of the Building, including but not limited to steel, footings, exterior walls, roof deck, main sprinkler line, roof membrane, and all underground or under-slab utilities; (ii) to keep the electrical, mechanical, plumbing, sprinkler and other systems serving the Building generally or the Common Areas in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put; (iii)<-1- 95>to keep the parking areas, driveways, walkways, and other improvements on the Property in good condition, free of snow, and sanded as appropriate, and to keep all lawns and landscaped areas of the Property watered, fertilized and neatly trimmed and (iv) subject to Tenant's obligations in (a) above, to use commercially reasonable efforts to keep the Premises free of pests and vermin. Damage by acts or negligence of Tenant or its agents, employees or invitees shall be charged to Tenant as Additional Rent hereunder and, without limiting the generality of the foregoing, Tenant shall be responsible for any loss, cost or damage resulting from activities on the roof of the Building conducted by Tenant, its agents, employees and contractors which cause damage to the roof.

12.      Compliance with Laws and Regulations

         Tenant and Landlord shall, with respect to areas of the Premises under its sole control, comply, at its own cost and expense, with: (i) all applicable laws, by-laws, ordinances, codes, rules, regulations, orders, and other lawful requirements of governmental bodies having jurisdiction, whether or not foreseeable, and whether or not they involve any changes in governmental policy, which are applicable to the Premises, the fixtures and equipment therein and thereon; (ii) all orders, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, which may be applicable to the

Premises,  the fixtures and equipment therein or thereon or the use thereof; and
(iii) the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises, the Building or the Property and the fixtures and equipment therein and thereon.

         Without limiting the generality of the foregoing, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and the standards recommended by the Boston Board of Fire Underwriters, and shall, at Tenant's expense, obtain all permits, licenses and the like required by applicable law. To the extent that the Premises constitute a "Place of Public Accommodation" within the meaning of the Americans With Disabilities Act of 1990, Tenant shall be responsible for making the Premises comply with such act provided, however, that Landlord shall be responsible for making the Premises comply with such act to the extent the Premises failed to comply therewith on the Term Commencement Date. Landlord is solely responsible for any exterior or structural modifications which are required by either law or insurer.

13.      Alterations by Tenant; Signage

         Tenant shall make no alterations, additions or improvements in or to any portion of the Premises involving an expenditure in excess of Ten Thousand Dollars and 00/100 ($10,000.00), or any portion of the Building or the Property without Landlord's prior written consent, and without first providing Landlord with suitable assurances that Tenant will complete the same at no expense to Landlord and without any mechanics' or materialmen's lien upon the Property. Landlord shall not unreasonably withhold , condition or delay its consent for interior, non-structural alterations, additions and improvements to the Premises consistent with the use of the Premises as contemplated hereby; provided that any such consent to interior, non-structural alterations, additions and improvements may, at Landlord's election, be conditioned upon Tenant being obligated to remove the same at the expiration or earlier termination of this Lease and to restore the Premises to its condition prior to such alterations, additions and improvements.

         Subject to covenants applicable to the Property and the Town of Wilmington Sign Regulations/By-Laws, Tenant shall be permitted to install its own exterior building standard signage, as are described in detail in Exhibit C attached hereto and incorporated herein by reference and Tenant's name shall be added to the Property directory.

14.      Landlord's Access

         Tenant shall permit Landlord and any Mortgagees and their authorized representatives to enter the Premises (i) at all reasonable times during usual business hours for the purposes of inspecting the same, exercising such other rights as it or they may have hereunder or under any mortgages and exhibiting the same to other prospective tenants, purchasers or mortgagees upon at least twenty-four (24) hours' prior written notice, and (ii) at any time and without notice in the event of emergency.

         Landlord and any Mortgagee and their respective agents, employees and contractors shall conduct all of their activities on the Premises in a manner designed to minimize interference to Tenant and Tenant's use of the Premises.

15.      Indemnities

         Tenant shall protect, defend (with counsel approved by Landlord in its reasonable discretion), indemnify and save Landlord harmless from and against any and all claims and liabilities arising from: (i) the conduct or management by Tenant or by anyone claiming under Tenant of or from any work or thing whatsoever done in or about the Premises during the Term by Tenant or by anyone claiming under Tenant and from any condition existing, or any injury to or death of persons or damage to property occurring or resulting from an occurrence, during the Term in or about the Premises; and (ii) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or from any negligent act or omission on the part of Tenant or any of its agents, employees, subtenants, licensees, invitees or assignees, provided however, that Landlord
(i) gives Tenant timely notice of such claim, suit or proceeding and (ii) assists and cooperates in the defense or settlement of the same in a commercially reasonable manner. Tenant further agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys' fees) and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which, if reasonably suffered, paid or incurred by Landlord, Tenant shall pay promptly upon receipt of written demand to Landlord as Additional Rent. Tenant duty to indemnify Landlord under this Paragraph 15 shall survive the expiration and termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

         Notwithstanding the foregoing, nothing herein shall be deemed to require Tenant to indemnify, defend, protect or hold Landlord harmless from any liability, obligations, claims, damages, penalties, cause of action, cost or expense to the extent caused directly or indirectly by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees, contractors or invitees.

         Notwithstanding the foregoing, Tenant shall be entitled to a credit against any sums coming due to Landlord under the foregoing indemnity in an amount equal to any proceeds of insurance actually received by Landlord (net of any reasonable costs or expenses incurred by Landlord in connection with settlement or collection thereof, including reasonable attorneys' fees) with respect to any matter which is the subject of the foregoing indemnity; provided, however, that Landlord shall have no obligatio to seek recovery from any insurer nor shall the foregoing be deemed to impose any obligation upon Landlord to maintain insurance other than that which is specifically required to be maintained by Landlord elsewhere in this Lease.

16.      Casualty Damage

         Except as provided below, in the event of partial or total destruction of the Premises during the Term by fire or other casualty, Landlord shall, at its sole expense, as promptly as practicable after receipt of any insurance proceeds available as a result of such casualty, repair

(or, in the event such insurance proceeds are not available as a result of Landlord's failure to maintain property insurance, after such event of fire or other casualty), reconstruct or replace the portions of the Premises destroyed to the same condition in which they existed prior to such destruction. During the period of such repair, reconstruction and replacement and until such time as Tenant's business may be fully resumed on the Premises, there shall be an equitable abatement of Basic Rent and Additional Rent in proportion to the loss of usable floor area in the Premises.

         (a) Termination. If the Building or the Premises is so extensively destroyed by fire or other casualty that the Premises cannot reasonably be expected to be susceptible of repair, reconstruction or replacement within a period of one hundred fifty (150) days from the date work were to commence thereon, either party may terminate this Lease immediately upon notice thereof to the other and the obligation of Tenant, if any, to pay Basic Rent and Additional Rent to Landlord shall terminate as of the date of such notice. Landlord shall notify Tenant within thirty (30) days of such event of damage or destruction whether the Building or the Premises can be fully repaired or restored within the one hundred fifty (150) day period. If the Building or the Premises can be fully repaired or restored within the one hundred fifty (150) day period, this Lease shall remain in full force and effect, except that Basic Rent and Additional Rent shall abate as described above, and Landlord shall, and subject to th rights of any Mortgages, diligently repair and restore the damage as soon as possible. In the event of any notice of termination pursuant to this Paragraph 16, this Lease shall terminate as of, and Basic Rent and Additional Rent shall be appropriately apportioned through and abated from and after, the date of such notice of termination.

         (b) Damage or Destruction at End of Term. If the Building or the Premises is damaged or destroyed during the last twelve (12) months of the Term of the Lease, and the Building or the Premises cannot be fully repaired or restored by Landlord within thirty (30) days after the date of the damage or destruction, either Landlord or Tenant may terminate this Lease upon notice to the other, unless Tenant, within 30 days of the date of the fire or other casualty, elects to exercise its option to extend the Term. Whether or not terminated hereunder, there shall be an equitable abatement of Basic Rent and Additional Rent in proportion to the loss of usable floor area in the Premises.

17.      Condemnation

         If  more  than  ten  percent  (10%)  of the  usable  floor  area of the
Premises, or more than twenty-five percent (25%) of the parking spaces then available for use by Tenant shall be taken by eminent domain or appropriated by public authority, Landlord or Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after such taking or appropriation unless in the case of a taking of parking spaces, Landlord within thirty (30) days after any such notice of termination fro Tenant gives written notice to Tenant of Landlord's assumption of the obligation to replace the parking area so taken with comparable replacements elsewhere on the Property. In the event of such a termination, this Lease shall terminate as of the date of Tenant must surrender possession or, if later, the date Tenant actually surrenders possession, and the Basic Rent and Additional Rent reserved shall be apportioned and paid to and as of such date. Whether or not terminated hereunder, there shall be an equitable abatement of Basic Rent and Additional Rent in proportion to the loss of usable floor area in the Premises and/or parking spaces.

         If part of the Premises is taken or appropriated by public authority as aforesaid and this Lease is not terminated as set forth above, Landlord shall, subject to the rights of any Mortgagees, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys' fees, incurred by Landlord in obtaining the same) to secure and close so much of the Premises or other improvements constituting part of the Premises as remain and shall promptly restore the Building and the Premises to the same condition as they existed immediately prior to such taking or appropriation; and in such event this Lease shall continue in full force and effect, except that there shall be an equitable abatement of Basic Rent and Additional Rent in proportion to the loss of usable floor area in the Premises after giving effect to such restoration, from and after the date Tenant must surrender possession or, if later, the date Tenant actually surrenders possession.

         Landlord hereby reserves, and Tenant hereby assigns to Landlord, any and all interest in and the claims to the entirety of any damages or other compensation by way of damages which may be awarded in connection with any such taking or appropriation, except so much of such damages or award as is specifically and separately awarded to Tenant and expressly attributable to trade fixtures or moving expenses of Tenant.

18.      Landlord's Covenant of Quiet Enjoyment

         Landlord covenants that Tenant, upon paying the Basic Rent and Additional Rent provided for hereunder and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Term as aforesaid, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant subject, however, to all of the terms and provisions of this Lease and to all matters of record; the foregoing covenant of quite enjoyment is in lieu of any other covenant of quiet enjoyment, express or implied.

19.      Tenant's Obligation to Quit; Holdover

         Tenant shall, upon the expiration of the Term or earlier termination of this Lease, leave and peaceably and quietly surrender and deliver to Landlord the Premises and any replacements or renewals thereof in the order, condition and repair required by Paragraph 11 hereof and the other provisions of this Lease, except, however, that Tenant shall first remove any trade fixtures and equipment and any alterations, additions and improvements which Landlord has required be removed pursuant to the terms of Paragraph 13 hereof (including any alterations, additions and improvements, for which Landlord's consent was not required under Paragraph 13), restoring the Premises in each case to its condition prior to the installation of such fixtures or the undertaking of such alterations, additions or improvements, as the case may be, reasonable wear and tear and damage by casualty or taking excepted.

         If Tenant fails to quit the Premises at the expiration of the Term or earlier termination of this Lease, Tenant shall be a tenant-at-sufferance and shall pay to Landlord with respect to any holdover period all Additional Rent and a sum equal to 150% of the Basic Rent ("Holdover Rent").

         The provisions of this Paragraph 19 shall expressly survive the expiration or earlier termination of this Lease.

20.      Transfers of Tenant's Interest

         (a) Except as hereinafter set forth, Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, except as provided by Section 20(b) herein below, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting without Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or any portion of Basic Rent, Additional Rent or other charges due under this Lease; and/or (y) a third party undertakes or is granted the right to assign or attempt to assign this Lease or sublet or attempt sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this Paragraph 20. The provisions of this paragraph (a) shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease.

         Tenant shall reimburse Landlord as Additional Rent, upon receipt of demand, for any reasonable costs that may be incurred by Landlord in connection with any proposed assignment or sublease and any request for consent thereto pursuant to this subparagraph (a), including without limitation the costs of making investigations as to the acceptability of any proposed assignee or subtenant and attorneys' fees.

         (b) The provisions of paragraph (a) shall not apply to an assignment of this Lease or sublease of the whole or any portion of the Premises to any affiliate or subsidiary of Tenant, or to an entity owning Tenant as a subsidiary, or to any entity resulting from a consolidation or merger of Tenant with any other entity, or an entity acquiring a majority of Tenant's issued and outstanding capital stock or a substantial portion of Tenant's physical assets, provided that in any such event:

                  (i) Tenant gives Landlord advance written notice describing the transaction and confirms by written instrument in form reasonably satisfactory to Landlord that, notwithstanding the transaction, Tenant remains bound by all of the obligations of Tenant hereunder; and

                  (ii) the assignee agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting.

21.      Transfers of Landlord's Interest

         Landlord shall have the right from time to time to sell or mortgage its interest in the Property, the Building and the Premises, to assign its interest in this Lease, or to assign from time to time the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by Tenant to Landlord, to any Mortgagees or other transferees designated by Landlord. In any such case Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the terms of the Lease, upon receipt from Landlord of written notice, to such Mortgagees and other transferees at the addresses mentioned in and in accordance with terms of such instruments of designation.

22.      Mortgagees' Rights

         This Lease is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancing or restructuring thereof) of the Property, the Building or the Premises, whether such mortgage is filed prior or subsequent to the execution, delivery or the recording of this Lease or any notice hereof (the holder from time to time of any such mortgage is hereinafter called the "Mortgagee"). The foregoing subordination shall be self-operative and automatically effective a to any existing mortgage or mortgage filed subsequent to the execution and delivery hereof; provided, that
(i) Landlord shall obtain for the benefit of Tenant an agreement from any future Mortgagee that, for so long as there exists no default beyond applicable grace periods under this Lease by Tenant, the Mortgagee will not, in foreclosing against or taking possession of the Premises or otherwise exercising its rights under such mortgage, terminate this Lease or disturb Tenant's possession of the Premises hereunder, or words of similar import and (ii) such subordination shall not otherwise restrict or limit the rights or increase the obligations of Tenant under this Lease. Tenant hereby agrees to execute, acknowledge and deliver in recordable form such instruments confirming and evidencing the foregoing subordination as Landlord or any such Mortgagee may from time to time reasonably require.

         Provided that Tenant has been provided with written notice of such mortgage and appropriate addresses to which notice should be sent, no notice from Tenant of any default by Landlord in its obligations shall be valid, and Tenant shall not attempt to terminate this Lease, withhold Basic Rent or Additional Rent or exercise any other remedy which may arise by reason of any such default, unless Tenant first gives such notice to such Mortgagee and provides such Mortgagee with reasonable time after suc notice to cure such default. Tenant shall and does hereby agree, upon default by Landlord under any mortgage, to attorn to and recognize the Mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale, upon receipt of written request from a successor to the interest of Landlord under this Lease, to execute, acknowledge and deliver in recordable form such evidence of this attornment, and to make payments of Basic Rent and Additional Rent hereunder directly to the Mortgagee or any such successor, as the case may be, provided that this Lease shall continue in full force and effect as a direct lease between such Mortgagee or successor and Tenant. Tenant may comply with the instructions given it by such Mortgagee or successor without the need to verify Landlord's default under the subject mortgage. Any Mortgagee may, at any time, by giving written notice to, and without any further consent from, Tenant, subordinate its mortgage to this Lease, and thereupon the interest of Tenant under this Lease shall automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution. delivery or recording thereof or otherwise.

23.      Tenant's Default; Landlord's Remedies

         If Tenant shall: (i) default in the payment when due of any Basic Rent, Additional Rent, or any other charges hereunder, and such default shall continue for ten (10) days after receipt of written notice from Landlord of such default; or (ii) if Tenant shall default in the performance or observance of any of the other covenants contained in this Lease on Tenant's part to be performed or observed and shall fail, within thirty (30) days after receipt of written notice from Landlord of such default, to cure such default, or if such cure cannot reasonably be completed within thirty (30) days, if Tenant fails to commence such cure within the thirty (30) day period, and thereafter diligently complete it within sixty (60) days following the end of said thirty (30) day period; or
(iii) if the estate hereby created shall be taken on execution, or by other process of law or if Tenant shall be found, under Title 11 of the United States Code as from time to time in effect, or under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, to be bankrupt or insolvent, or an order by a court of competent jurisdiction shall be entered approving its liquidation or reorganization or any modification or alteration of the rights of its creditors (which order is not discharged within 45 days after such entry) or assuming custody of, or appointing a receiver or other custodian for, all or substantial part of its property (in every such case, a "Default of Tenant"); then, and in any of said cases, Landlord may, to the extent permitted by law, immediately or at any time thereafter and without demand or notice, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of Landlord's former estate, and, by any lawful means, expel Tenant and those claiming through or under Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

         No termination or repossession provided for in this Paragraph 23 shall relieve Tenant or any guarantor of the obligations of Tenant under this Lease of or from its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, Tenant shall pay to Landlord either: (i) in advance on the first day of each month, for what would have been the entire balance of the Term one-twelfth (1/12) (and a pro rata portion thereof for any fraction of a month) of the annual Basic Rent, Additional Rent and all other amounts for which Tenant is obligated hereunder, less, in each case, the actual net receipts by Landlord by reason of any reletting of the Premises after deducting
Landlord's expenses in connection with such reletting, including, without limitation, removal, storage and repair and renovation costs and reasonable brokers' and attorneys' fees; or (ii) at the option of Landlord exercisable by Landlord's giving notice to Tenant within thirty (30) days after any such termination, an amount equal to the amount by which the payments of Basic Rent and Additional Rent reasonably estimated to be payable for the balance of the Term after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises over such period, determined as of such date. Landlord will use reasonable efforts to mitigate its damages.

         Without thereby affecting any other right or remedy of Landlord hereunder, Landlord may, at its option, cure for Tenant's account any default by Tenant hereunder which remains uncured after said thirty (30) days' notice of default from Landlord to Tenant, and the cost to Landlord of such cure shall be deemed to be Additional Rent and shall be paid to Landlord by Tenant with the installment of Basic Rent next accruing, together with interest thereon, from the date so expended until the date repaid at the annual rate of ten percent (10%). Without thereby affecting any other right or remedy of Landlord hereunder, Landlord may, at its option, charge Tenant a late charge in the amount of five percent (5%) of the amount overdue in connection with any Basic Rent or Additional Rent not paid within five (5) days of the date when due. Notwithstanding the foregoing, in the event Tenant wishes to contest a payment to be made by Tenant to a third party and provided that Tenant has provided Landlord with security or other assurances reasonably satisfactory to Landlord that such contest shall have no adverse effect on Landlord or the Property, Landlord shall forbear exercising the rights set forth in this grammatical paragraph with respect to such payment while such contest is undertaken.

24.      Remedies Cumulative; Waivers

         Except as stated otherwise herein, the specific remedies to which either party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which that party may be lawfully entitled under any provision of this Lease or otherwise. The failure of Landlord or Tenant to insist in any one or more instances upon the strict performance of any of the covenants of this Lease shall not be construed as a waiver or relinquishment fo the future of such covenant. A receipt by Landlord, or payment by Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by Landlord or Tenant of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of Landlord or of Tenant, as the case may be. In addition to the other remedies in this Lease provided, Landlord or Tenant, as the case may be, shall be entitled to the restraint by injunction of the covenants, conditions or provisions of this Lease, or to a decree compelling performance of or compliance with any of such covenants, conditions or provisions.

25.      Broker

         Tenant warrants and represents that it has not dealt with any real estate broker other than CB/Richard Ellis Whittier Partners and Meredith & Grew, Incorporated (the "Brokers") in connection with the Premises or this Lease. Full payment to the Brokers will be made by Landlord pursuant to a separate agreement. Tenant shall indemnify and hold Landlord harmless from and against any liability for commissions due any real estate broker or finder other than the Broker with whom Tenant has dealt in connection with this Lease.

26.      Notices

         Any notices or other communications hereunder shall be in writing and delivered by hand or mailed, postage prepaid, by registered or certified mail, return receipt requested, or delivered by generally-recognized overnight delivery service, if to Landlord at the address first set forth above, if to Tenant at the address first set forth above, and if to any Mortgagee at such address as it may specify by such written notice to Landlord and Tenant, or at such other address as any of them may from tim to time specify by like notice to the others. Any such notice shall be deemed given when personally delivered or, if mailed, three business days after having been mailed as herein provided, unless mailed by generally-accepted overnight delivery service, in which case notice shall be deemed given one business day after having been so mailed.

27.      Estoppel Certificate

         Each party shall, from time to time, within twenty (20) days after receipt of written request from the other party or any Mortgagee, execute, acknowledge and deliver, without charge, to the other party, the Mortgagee or any other person designated, a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); (ii) that, to the knowledge of the certifying party, there exist no defaults (or if there be any defaults, specifying the same); (iii) the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid; (iv) that, to the knowledge of the certifying party, there exist no claims against the other party hereunder except for the continuing obligations under this Lease (or if the certifying party has any such claims, specifying the same); and (v) such other matters as the requesting party or the Mortgagee may reasonably request.

28.      Bind and Inure; Limited Liability of Landlord

         All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of Landlord and Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits.

         Neither Landlord nor any principal of Landlord shall have any individual or personal liability for the fulfillment of the covenants, agreements and obligations of Landlord hereunder, Tenant's recourse and
Landlord's liability hereunder being limited to the Property and the Building and the rents accruing therefrom. The term "Landlord" as used in this Lease shall refer to the owner or owners from time to time of the Property or the Building, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Property or the Building, provided that the successor to such owner expressly assumes in writing the covenants, agreements and obligations of Landlord hereunder. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or if such failure is of such a natur that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly

(and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

29.      Captions

         The captions for the numbered paragraphs of this Lease are provided for reference only and they do not constitute a part of this agreement or any indication of the intentions of the parties hereto.

30.      Integration

         All prior written and oral agreements between the parties and all prior representations made by either party to the other with respect to the subject matter hereof have been incorporated in this instrument or otherwise satisfied prior to the execution hereof.

31.      Severability; Choice of Law

         If any provision of this Lease shall be declared to be void or unenforceable either by law or by a court of competent jurisdiction, the validity or enforceability of remaining provisions shall not thereby be affected. This Lease is made under, and shall be construed in accordance with, the laws of The Commonwealth of Massachusetts.

32.      Enforcement of Rights

         All reasonable costs or expenses, including reasonable attorneys' fees, incurred by Landlord in connection with amendments to, consents under and subleases and assignments of this Lease (other than assignments or subleases described in Paragraph 20(b) above) shall be paid by Tenant to Landlord upon receipt of written demand. All reasonable costs or expenses, including reasonable attorney's fees, incurred by Tenant in connection with amendment to and consents under this Lease requested by Landlord shall be paid by Landlord to Tenant upon receipt of written demand. All reasonable costs or expenses, including reasonable attorneys' fees, incurred by a party in enforcing its rights or remedies hereunder, whether during or after the expiration or termination of the term, shall be paid by the party prevailing in such enforcement of rights and remedies. Moreover, if either party hereto is, without fault on its own part, made a party to any action instituted by or against the other party to this Lease du to such other party's fault, such other party shall indemnify the party innocently involved and save it harmless against and from all such cost and expense incurred therein including, without limitation, reasonable attorneys' fees.

33.      Covenants Regarding Hazardous Materials

         Tenant shall not cause or allow any of its employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (collectively "Tenant's Parties") to cause any Hazardous Materials to be brought on to, used, generated, stored or disposed of, on or about the Property. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against all liabilities, losses, costs and expenses, demands, causes of action, claims, or judgments directly or indirectly arising out of (i) the violation of the foregoing covenant or (ii) the use, generation, storage or disposal of Hazardous Materials by Tenant or any of Tenant's Parties on the Property. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease. Hazardous Materials shall include but not be limited to those substances defined as "hazardous substances," "toxic substances," "pollutants" or "contaminants' in the Comprehensive Environmental Response, Liability and Recovery Act, as amended ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, the Resources Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.
Section 6901, et seq or Massachusetts Common Laws Chapter 21E.

34.      Recording

         Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable to Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

35. (a) A security deposit equal to $49,142.82 [three (3) months Basic Rent] will be paid upon execution and delivery of this Lease, and Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder and under any other leases or occupancy agreements that may hereafter be entered into between Landlord and Tenant relative to the Property. Landlord shall have the right from time to time without prejudice to an other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any default of Tenant hereunder or under any other such lease or occupancy agreement. If Landlord shall so apply any or all of such deposit, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. If at the expiration of the Term and surrender of the Premises in accordance with this Lease there then exists no Default of Tenant (or event or circumstances which, with the passage of time or the giving of notice, or both, would constitute a Default of Tenant), Landlord shall return the deposit, or so much thereof as shall have theretofore not been applied in accordance with the terms of this Paragraph 35, to Tenant within ten (10) business days of such surrender. While Landlord holds such deposit, Landlord shall hold the same in a separate account in a Massachusetts bank, and shall credit to Tenant's account the amount o any interest actually paid by such bank with respect thereto (after deducting any fees or other charges imposed on Landlord in respect of such account). Tenant hereby certifies that it is aware that the Federal Deposit Insurance Corporation ("FDIC") coverages apply only to a cumulative maximum amount of $100,000 for each individual deposit for all of depositor's accounts at the same or related institution. Further, Tenant agrees that Landlord assumes no responsibility for, nor will Tenant hold Landlord liable for, any loss occurring with arises from the fact that the amount of the security deposit exceeds $10,000 or from the fact that the excess amount will not be insured by FDIC, or that FDIC insurance is not available on certain types of bank instruments. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for prope application of the deposit in accordance with the terms of this Paragraph 35, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been actually received in hand by such holder.

36.      Option to Extend

         (a) Provided that, at the time of such exercise, (i) there exists no Default of Tenant; (ii) this Lease is still in full force and effect; and (iii) Tenant shall not have assigned this Lease or sublet any or all of the Premises (except as permitted pursuant to Paragraph 20(b), Tenant shall have the right to extend the Term of this Lease as to the Premises originally leased hereunder for one extended term (the "Extended Term") of five (5) years. The Extended Term shall commence on the day immediately following the expiration date of the Initial Term, and shall end on the day immediately preceding the fifth anniversary of the first day of the Extended Term. Tenant shall exercise such option by giving Landlord written notice of its desire to do so, not later than twelve (12) months prior to the expiration of the Initial Term, it being agreed that time shall be of the essence with respect to the giving of such notice. The giving of such notice shall automatically extend the Term of this Lease for the Extended Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord, the Term of this Lease shall automatically terminate at the end of the Initial Term, and Tenant shall have no further right or option to extend the Term of this Lease. The Extended Term shall be on all the terms and conditions of this Lease, except that: (i) Landlord shall have no obligation to pay any construction or improvements to the Premises, with respect to the Extended Term; and (ii) the Basic Rent for the Extended Term shall be determined in accordance with Paragraph 36(b).

         (b) The Basic Rent for the Extended Term shall be the greater of (i) Fair Market Rental Value of the Premises (as hereinafter defined) as of the commencement of the Extended Term, determined without regard to Tenant's right to extend, as agreed by the parties or (ii) the Basic Rent for the last year of the Term, it being understood that during the Extended Term, Additional Rent shall continue to be calculated in accordance with Paragraph 7.

         (c) (i) The term "Fair Market Rental Value" shall mean the annual fixed rent that a willing tenant would pay and a willing landlord would accept, each acting in its own best interest and without duress, in an arms-length lease of the premises in question as of the date (the "Determination Date") on which the same is to become effective. If Landlord and Tenant shall fail to agree upon the Fair Market Rental Value within five (5) months before the Determination Date, then Landlord and Tenant each shall give notice (the "Determination Notice") to the other setting forth their respective determinations of the Fair Market Rental Value, and, subject to the provisions of paragraph (ii) below, either party may apply to the American Arbitration Association or any successor thereto for the designation of an arbitrator satisfactory to both parties to render a final determination of the Fair Market Rental Value. The arbitrator shall be a real estate appraiser or consultant who shall have at lease ten (10) years' continuous experience as a commercial real estate broker or appraiser, and having significant experience with property similar to the Building in the greater Boston area. The arbitrator shall conduct such hearings and investigations as the arbitrator shall deem appropriate and shall, within thirty (30) days after having been appointed, choose one of the determinations set forth in either Landlord's or Tenant's Determination Notice, and that choice by the arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this paragraph (k), and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this paragraph (ii) shall be final and binding in fixing the Fair Market Rental Value. The arbitrator shall not have the power to add to, modify, or change any of the provisions of this Lease.

         (ii) In the event that the determination of the Fair Market Rental Value set forth in the Landlord's and Tenant's Determination Notices shall differ by less than five percent (5%) per square foot of Premises Rentable Area per annum for each year for which the same is being determined, then the Fair Market Rental Value shall not be determined by arbitration, but shall instead be set by taking the average of the determinations wet forth in Landlord's and Tenant's Determination Notices. Only if the determinations set forth in Landlord's and Tenant's Determination Notices shall differ by more than 5% per square foot of Premises Rentable area per annum for any year for which the same is being determined shall the actual determination of Fair Market Rental Value be made by an arbitrator as set forth in paragraph (i) above.

         (iii) If for any reason the Fair Market Rental Value shall not have been determined prior to the Determination Date, then, until the Fair Market Rental Value and, accordingly, the Basic Rent shall have been finally determined, Tenant shall pay Basic Rent, shall have been finally determined, Tenant shall pay Basic Rent at the rate quoted by Landlord in Landlord's Determination Notice, but subject to the limitations of Paragraph 36(b) hereof. Upon final determination of the Fair Market Rental Value, an appropriate adjustment to the Basic Rent theretofore paid by Tenant from and after the Determination Date shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall promptly credit or pay, respective, to the other any overpayment of deficiency, as the case may be, in the payment of Basic Rent from the Determination Date to the date of such final determination.

37.  Force Majeure

         The time for performance of any act required to be done by either party shall be extended by a period equal to an delay caused by or resulting form an act of God, war, civil commotion, fire, casualty, labor difficulties, shortages of labor or materials or equipment, governmental regulation, act or default of the other party, or other causes beyond such party's reasonable control (which shall not, however, the availability of funds).

38. Tenant's Right Of First Offer. If during the term of this Lease Landlord desires to lease (to someone other than a tenant of the Building having an option to extend or expand, or a first right to lease all or a portion of such space) all or a portion of the Building not included in the Premises (the "First Offer Space"), Landlord shall so notify Tenant setting forth the terms and conditions on which Landlord is willing to so lease the First Offer Space, and including a form of the standard lease then in use for the Building. Tenant may, by giving Landlord notice within fifteen (15) days after receipt of Landlord's notice, elect to lease the First Offer Space on the terms and conditions set forth in Landlord's notice. If Tenant shall so elect, Tenant shall within ten (10) days after such election enter into a lease incorporating the terms and conditions set forth in Landlord's notice. If Tenant shall fail to make such election within such 15-day period, or to enter into such lease within such 10-day period, Tenant shall have no further rights with respect to the First Offer Space, and Landlord shall thereafter be free to lease any or all of the First Offer Space to such party or parties, and on such terms and conditions, as Landlord may deem appropriate.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate under seal as of the date first above written.

                                        WAKEFIELD READY MIXED
                                        CONCRETE CO., INC.


                                        By:     /s/ David Schelzi
                                        Title:  President
                                                Hereunto duly authorized


                                        FOCUS ENHANCEMENTS, INC.


                                        By:     /s/ T. L. Massie
                                        Title:  President & CEO
                                                Hereunto duly authorized

                                    EXHIBIT A






                      [Graphic omitted showing floor plan]

                                    EXHIBIT B





The  modifications   described  in  the  attached  plan  shall  include  without limitation:

                  1.       install   locks  on  interior   doors  per   Tenant's
                           specifications;

                  2.       install doorstops on all interior and exterior doors;

                  3. install an ambient air conditioning system to allow year-round air conditioner use in the office areas only;

                  4. install wall-to-wall carpeting throughout the office portion of the leased premises of high grade and quality;

                  5.       install   vinyl-composite   tile  in  the   warehouse
                           restrooms;

                  6. install high-quality ceramic tile in the office restrooms;

                  7. install a number of ceiling fans in the warehouse portion of the leased premises sufficient to cool such area;

                  8. install digital thermostats to govern all heating and cooling requirements;

                  9. lay a finish coat of pavement in the rear parking lot area of the building;

                  10. remove all dirt and debris from the rear parking lot area of the building;

                  11.      repair concrete around second loading dock; and

                  12. remove the construction trailer from the main parking lot.